Exhibit 99.1

HEARING DATE AND TIME: February 4, 2015 at 9:15 a.m. (Eastern Time)

OBJECTION DEADLINE: January 28, 2015 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
:
x

NOTICE OF HEARING ON MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST ADMINISTRATOR, FOR AN ORDER (A) GRANTING

AUTHORITY TO LIQUIDATE NEW GM SECURITIES AND USE

DIVIDEND CASH FOR THE PURPOSES OF FUNDING

ADMINISTRATIVE AND REPORTING FEES, COSTS AND EXPENSES OF THE

GUC TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

PLEASE TAKE NOTICE that on January 14, 2015, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”), of the Motors Liquidation Company GUC Trust (the “GUC Trust”), formed by the above-captioned debtors (collectively, the “Debtors”) in connection with the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, filed a motion (the “Motion”) for an order, pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code, Rules 6004(h) and 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 (as amended), (A) authorizing the GUC

Trust’s sale of New GM Securities and use of Dividend Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2016, all as more fully described in the Motion, and that a hearing will be held before the Honorable Judge Robert E. Gerber, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, on February 4, 2015 at 9:15 a.m. (Eastern Time), or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that any responses or objections to this Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court (a) electronically in accordance with General Order M-399 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s filing system, and (b) by all other parties in interest, on a CD-ROM or 3.5 inch disk, in text-searchable portable document format (PDF) (with a hard copy delivered directly to Chambers), in accordance with the customary practices of the Bankruptcy Court and General Order M-399, to the extent applicable, and served in accordance with General Order M-399 and on (i) Weil, Gotshal & Manges LLP, attorneys for the Motors Liquidation Company GUC Trust, 767 Fifth Avenue, New York, New York 10153 (Attn: Harvey R. Miller, Esq., Stephen Karotkin, Esq., and Joseph H. Smolinsky, Esq.); (ii) the Debtors, c/o Motors Liquidation Company, 401 South Old Woodward Avenue, Suite 370, Birmingham, Michigan 48009 (Attn: Thomas Morrow); (iii) General Motors LLC, 400 Renaissance Center, Detroit, Michigan 48265 (Attn: Lawrence S. Buonomo, Esq.); (iv) Cadwalader, Wickersham & Taft LLP, attorneys for the United States Department of the Treasury, One World Financial Center, New York, New York 10281 (Attn: John J. Rapisardi, Esq.); (v) the United States Department of the Treasury, 1500

2

Pennsylvania Avenue NW, Room 2312, Washington, D.C. 20220 (Attn: Joseph Samarias, Esq.); (vi) Vedder Price, P.C., attorneys for Export Development Canada, 1633 Broadway, 47th Floor, New York, New York 10019 (Attn: Michael J. Edelman, Esq. and Michael L. Schein, Esq.); (vii) Kramer Levin Naftalis & Frankel LLP, attorneys for the statutory committee of unsecured creditors, 1177 Avenue of the Americas, New York, New York 10036 (Attn: Thomas Moers Mayer, Esq., Robert Schmidt, Esq., Lauren Macksoud, Esq., and Jennifer Sharret, Esq.); (viii) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Tracy Hope Davis, Esq.); (ix) the U.S. Attorney’s Office, S.D.N.Y., 86 Chambers Street, Third Floor, New York, New York 10007 (Attn: David S. Jones, Esq. and Natalie Kuehler, Esq.); (x) Caplin & Drysdale, Chartered, attorneys for the official committee of unsecured creditors holding asbestos-related claims, 375 Park Avenue, 35th Floor, New York, New York 10152-3500 (Attn: Elihu Inselbuch, Esq. and Rita C. Tobin, Esq.) and One Thomas Circle, N.W., Suite 1100, Washington, DC 20005 (Attn: Trevor W. Swett III, Esq. and Kevin C. Maclay, Esq.); (xi) Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation, attorneys for Dean M. Trafelet in his capacity as the legal representative for future asbestos personal injury claimants, 2323 Bryan Street, Suite 2200, Dallas, Texas 75201 (Attn: Sander L. Esserman, Esq. and Robert T. Brousseau, Esq.); (xii) Gibson, Dunn & Crutcher LLP, attorneys for Wilmington Trust Company as GUC Trust Administrator and for Wilmington Trust Company as Avoidance Action Trust Administrator, 200 Park Avenue, 47th Floor, New York, New York 10166 (Attn: Keith Martorana, Esq.); (xiii) FTI Consulting, as the GUC Trust Monitor and as the Avoidance Action Trust Monitor, 3 Times Square, 11th Floor New York, NY 10036 (Attn: Conor Tully); (xiv) Crowell & Moring LLP, attorneys for the Revitalizing Auto Communities Environmental Response Trust, 590 Madison Avenue, 19th Floor, New York, New York 10022-2524 (Attn: Michael V. Blumenthal, Esq.); and (xv) Kirk

3

P. Watson, Esq., as the Asbestos Trust Administrator, 2301 Woodlawn Boulevard, Austin, Texas 78703, so as to be received no later than January 28, 2015 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).

PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served with respect to the Motion, Wilmington Trust Company, acting in its capacity as GUC Trust Administrator may, on or after the Objection Deadline, submit to the Bankruptcy Court an order substantially in the form of the proposed order annexed to the Motion, which order may be entered with no further notice or opportunity to be heard offered to any party.

Dated:	New York, New York
January 14, 2015

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Keith Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

4

HEARING DATE AND TIME: February 4, 2015 at 9:15 a.m. (Eastern Time)

OBJECTION DEADLINE: January 28, 2015 at 4:00 p.m. (Eastern Time)

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
:
x

MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY

TO LIQUIDATE NEW GM SECURITIES AND USE DIVIDEND

CASH FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

TABLE OF CONTENTS

		Page

PRELIMINARY STATEMENT		1

JURISDICTION		5

BACKGROUND		5

I.	The Motors Liquidation Company GUC Trust	5

	(i) General Overview	5

	(ii) Term Loan Avoidance Action and its Impact on the GUC Trust	7

	(iii) Duration of the GUC Trust	9

II.	Claims Resolution and Distributions	10

III.	GUC Trust Funding	12

	(i) Initial Funding of the GUC Trust Costs and Expenses	12

	(ii) Prior Motions to Liquidate New GM Securities to Fund Costs of the GUC Trust	13

IV.	Recalls and Motions to Enforce	16

V.	GUC Trust Assets and Reserves as of September 30, 2014	17

VI.	Taxes on Distribution Holdback and November 2014 Distribution	18

VII.	Current Cash Needs and the 2015 Budgets	20

RELIEF REQUESTED		22

BASIS FOR RELIEF		23

I.	The GUC Trust Should Be Permitted To Sell New GM Securities and Use Dividend Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs	24

II.	The Court Should Authorize the Extension of the GUC Trust’s Duration	26

WAIVER OF THE STAY PROVIDED BY BANKRUPTCY RULE 6004		27

NOTICE		28

CONCLUSION		28

- i -

TABLE OF AUTHORITIES

Page(s)

Cases

In re Boylan Intern., Ltd.,
452 B.R. 43 (Bankr. S.D.N.Y. 2001)	27

Statutes

11 U.S.C. § 105(a)	23

11 U.S.C. § 1142(b)	23

Rules

Fed. R. Bankr. P. 6004(h)	27

Fed. R. Bankr. P. 9006(b)	23

- ii -

TO:	THE HONORABLE ROBERT E. GERBER UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), submits this motion (the “Motion”) seeking entry of an Order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rules 6004(h) and 9006(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and sections 4.1 and 6.1 of the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 (as amended, the “GUC Trust Agreement”) (A) authorizing the sale of New GM Securities (defined below) and use of Dividend Cash (defined below) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2016. In support of the foregoing, the GUC Trust Administrator respectfully represents as follows:1

PRELIMINARY STATEMENT

1. In December 2012, the GUC Trust Administrator asked this Court for authority to liquidate certain New GM Securities for the purposes of (i) funding claims resolution and other administrative costs, including GUC Trust governance costs (collectively “Administrative Costs”) for the calendar year 2013, and (ii) funding costs incurred from satisfying the GUC Trust’s public reporting requirements imposed by certain “No Action” relief received from the U.S. Securities and Exchange Commission (collectively, “Reporting Costs”) for the calendar year 2013 [Docket No. 12209] (the “2013 Liquidation Motion”).

[1]	Capitalized terms not defined in the Preliminary Statement shall have the meaning ascribed to them the first time they appear in the remainder of this Motion. Capitalized terms not otherwise defined in the Motion shall have the meanings ascribed to them in the Plan or the GUC Trust Agreement, as applicable. Any description herein of the terms of the Plan or the GUC Trust Agreement is qualified in its entirety by the terms of the Plan or the GUC Trust Agreement, as applicable.

2. The GUC Trust Administrator attached a proposed budget to the 2013 Liquidation Motion for projected calendar year 2013 Administrative Costs and Reporting Costs (the “2013 Budgets,” as modified to include comparisons to actual results, are attached hereto as Exhibit B), and promised to comply with such budgets. Comply it did, with the result being that the GUC Trust was under budget by approximately $8.74 million in Administrative Costs and by approximately $2.19 million in Reporting Costs by the end of the calendar year 2013. Given that the GUC Trust was substantially under-budget for 2013, the GUC Trust projected that the excess savings, together with the remainder of the start-up funds (the “Wind-Down Budget Cash”) contributed to the GUC Trust by MLC on the effective date of the Plan (the “Effective Date”), would be sufficient to fund the entirety of the Administrative Costs and the Reporting Costs for the calendar year 2014.

3. Accordingly, on November 7, 2013 the GUC Trust submitted a calendar year 2014 budget to the GUC Trust Monitor and the DIP Lenders, which budget contemplated the use of the 2013 excess (together with the remaining Wind-Down Budget Cash) to fully fund GUC Trust operations for the 2014 calendar year,2 obviating any need for the GUC Trust Administrator to seek authority to liquidate New GM Securities for the 2014 calendar year.3

4. Operating under the assumption that claims resolution costs would significantly decrease during the calendar year 2014, and with a belief that the GUC Trust could potentially “hibernate” (except for public reporting obligations) in the second half of

[2]	As used herein, the initial 2014 budget submitted with respect to the Administrative Costs is defined as the “Initial 2014 Administrative Costs Budget,” and with respect to Reporting Costs, the “2014 Reporting Costs Budget,” each of which (as modified to include comparisons to actual/estimated results) are attached hereto as Exhibit C.
[3]	The Initial 2014 Administrative Costs Budget and the 2014 Reporting Costs Budget were also filed with the U.S. Securities and Exchange Commission on a Form 8-K dated November 7, 2013.

2014 while the Motors Liquidation Company Avoidance Action Trust (the “Avoidance Action Trust”) prosecuted the Term Loan Avoidance Action, the GUC Trust Administrator was hopeful that it would not only comply with the Initial 2014 Administrative Costs Budget and the 2014 Reporting Costs Budget, but that remaining excess funds could be utilized to satisfy calendar year 2015 costs – and potentially the remainder of the GUC Trust’s existence.

5. This hope became unrealistic in April 2014 when New GM filed its first Motion to Enforce the Sale Order, and the GUC Trust became embroiled in litigation relating to the Recalls. Following the initial stages of the unanticipated Motion to Enforce Litigation, it became apparent that the Initial 2014 Administrative Costs Budget could not withstand the growing legal and other administrative costs incurred by the GUC Trust related to such matters.

6. On October 24, 2014, the GUC Trust Administrator submitted a revised version of the Initial 2014 Administrative Costs Budget to the GUC Trust Monitor and the DIP Lenders, reflecting additional budgeted legal costs associated solely with the Motion to Enforce Litigation (the “Restated 2014 Administrative Costs Budget,” as modified to include comparisons to actual/estimated results, attached hereto as Exhibit D).4 It is anticipated that the GUC Trust will be in compliance with both the 2014 Reporting Costs Budget and the Restated 2014 Administrative Costs Budget. See Exhibits C and D.5

7. However, significant additional costs related to the Motion to Enforce Litigation have already been incurred and are anticipated to be further incurred in 2015. The

[4]	The Restated 2014 Administrative Costs Budget was also filed with the U.S. Securities and Exchange Commission on a Form 8-K dated October 24, 2014. The Motion to Enforce Litigation was not anticipated to have any material effect on the public reporting obligations of the GUC Trust and, as a result, the 2014 Reporting Costs Budget was not revised.
[5]

While the calendar year 2014 has closed, at the time of this Motion not all professional invoices for December 2014 have been received and/or reviewed by the GUC Trust. As a result, certain expenses for the calendar year 2014 are estimated, rather than actual, results.

Motion to Enforce Litigation is in its preliminary stages, and the GUC Trust may be required to brief follow-up “non-threshold” issues, address assertions of “excusable neglect,” pursue or defend against appeals, and/or participate in the MDL Proceeding in 2015.

8. The remaining funds from the 2013 Liquidation Motion, which could have potentially fully funded the GUC Trust during 2015, are nearly exhausted. Moreover, even assuming a series of favorable results for the GUC Trust, the anticipated length of the pending Motion to Enforce Litigation has made it unlikely that the GUC Trust will be unable to wind-up its operations by March 31, 2015, the current scheduled date of dissolution of the GUC Trust.

9. Accordingly, pursuant to this Motion, the GUC Trust Administrator is seeking relief from this Court to liquidate New GM Securities, and use corresponding Dividend Cash, in the aggregate amount equal to approximately $11,492,500, consisting of approximately $8,331,500 to fund the Administrative Costs budget for the calendar year 2015 (the “2015 Administrative Costs Budget,” attached hereto as Exhibit E), and approximately $3,161,000 to fund the Reporting Costs budget for the calendar year 2015 (the “2015 Reporting Costs Budget,” attached hereto as Exhibit F, and together with the 2015 Administrative Costs Budget, the “2015 Budgets”).6 In addition, the GUC Trust requests an order extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2016, to provide sufficient time for the resolution of the Motion to Enforce Litigation and the Term Loan Avoidance Action, and to allow the GUC Trust to wind-up its affairs.

10. While the GUC Trust Administrator is hopeful that its request is conservative and that not all of the requested funds will be necessary (and that the GUC Trust will be able

[6]	Pursuant to the GUC Trust Agreement, the GUC Trust Administrator submitted the 2015 Budgets to the GUC Trust Monitor and the DIP Lenders for approval on December 1, 2014, and such budgets were so approved on December 16, 2014. The 2015 Budgets were also filed with the U.S. Securities and Exchange Commission on a Form 8-K dated December 1, 2014.

to dissolve prior to March 31, 2016), its prior experiences have caused it to be cautious with respect to litigation costs and timing that are driven primarily by external forces. The GUC Trust Administrator believes that the requested relief is justified and will continue to bring rewards to the beneficiaries of the GUC Trust.

JURISDICTION

11. This Court has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of this Court dated as of March 29, 2011 confirming the Plan [Docket No. 9941] (the “Confirmation Order”), Article XI of the Plan, and Sections 4.1 and 6.1 of the GUC Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

BACKGROUND7

I.	The Motors Liquidation Company GUC Trust

(i) General Overview

12. The GUC Trust was established pursuant to Article VI of the Plan. The primary purposes of the GUC Trust are to resolve disputed general unsecured claims and distribute trust assets to GUC Trust beneficiaries, and to wind down the estates of the dissolved Debtors including through the resolution of the remaining secured, administrative expense and priority claims (the “SAP Claims”).

13. Pursuant to the GUC Trust Agreement, holders of disputed general unsecured claims or Term Loan Avoidance Action Claims (defined below) become entitled to receive distributions of shares of common stock (“New GM Common Stock”) of General Motors

[7]	Beginning on June 1, 2009, Motors Liquidation Company (f/k/a General Motors Corporation) (“MLC”) and its affiliated Debtors filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Substantially all of the Initial Debtors’ (defined in the Plan) assets were sold to an acquisition vehicle sponsored primarily by the United States Treasury pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (the “363 Sale,” and the order of this Court approving such 363 Sale, the “363 Sale Order”). The Effective Date of the Plan was March 31, 2011.

Company (“New GM”) and warrants to purchase New GM Common Stock (“New GM Warrants”, and together with the New GM Common Stock, “New GM Securities”), together with any cash dividends received by the GUC Trust in respect of the New GM Common Stock (“Dividend Cash”), from the GUC Trust if, and to the extent that, such disputed general unsecured claims or Term Loan Avoidance Action Claims become Allowed General Unsecured Claims. See GUC Trust Agreement § 5.3.

14. In addition, under the Plan, each holder of an Allowed General Unsecured Claim retains a contingent right to receive, on a pro rata basis, additional reserved New GM Securities and Dividend Cash, to the extent such assets are not required for the satisfaction of previously disputed general unsecured claims. Plan § 4.3. The GUC Trust issues units (“Trust Units”) in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of Allowed General Unsecured Claim, subject to rounding under the GUC Trust Agreement. GUC Trust Agreement § 1.1(jjjj).

15. As contemplated by the Plan, the GUC Trust Administrator obtained a no-action letter from the U.S. Securities and Exchange Commission (the “No-Action Relief”), which authorized the issuance of the Trust Units in transferable form. Transferability, while beneficial to holders of Allowed General Unsecured Claims who would otherwise be unable to liquidate their contingent beneficial interests in the GUC Trust, came at a price: in addition to permitting the transfer of Trust Units, the No-Action Relief imposed onerous regulatory and reporting requirements on the GUC Trust.

16. As a technical matter, the No-Action Relief exempts the GUC Trust from the registration requirements normally associated with publicly traded companies pursuant to section 12(g) of the Securities Exchange Act of 1934; however, the requirements of the No-Action Relief closely mirror those that would otherwise be imposed absent the No-Action Relief. Among other requirements, the GUC Trust is required to (i) file quarterly Form 10-Qs,

(ii) file yearly Form 10-Ks, (iii) file periodic Form 8-Ks describing any material events, (iv) establish comprehensive internal controls to ensure that the aforementioned financial reporting complies with the Sarbanes–Oxley Act of 2002 (“SOX”), and (v) provide a Wilmington Trust Company employee who must certify to compliance with SOX in his or her individual capacity.

(ii) Term Loan Avoidance Action and its Impact on the GUC Trust

17. On July 31, 2009, the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Creditors’ Committee”) commenced an adversary proceeding against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders (the “Term Loan”), styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”). See Form 10-K Annual Report for Motors Liquidation Company GUC Trust for the Fiscal Year Ended March 31, 2014, filed May 22, 2014 (the “March 2014 Form 10-K”), at 22. The Term Loan Avoidance Action seeks the return of approximately $1.5 billion that had been transferred by the Debtors to the lender-defendants in satisfaction of the Term Loan pursuant to the terms of the DIP Order (as defined below), on a theory that such lenders’ security interests in the Debtors’ property were not properly perfected, and thus such lenders were unsecured creditors of the Debtors as of the bankruptcy filing. Id. The Avoidance Action Trust is the successor-plaintiff to the Term Loan Avoidance Action. Id.

18. The GUC Trust Agreement provides that defendants to the Term Loan Avoidance Action that actually disgorge any funds to the Avoidance Action Trust in respect thereof will receive an Allowed General Unsecured Claim against the Debtors’ estates (and thus the GUC Trust) in the amount of the funds actually disgorged (such claims “Term Loan Avoidance Action Claims”). See GUC Trust Agreement § 5.3. Accordingly, the GUC Trust cannot be dissolved and its remaining assets distributed until such time as the Term Loan Avoidance Action is fully resolved, a fact that was specifically contemplated by and incorporated into the terms of the GUC Trust Agreement. See Id. at § 4.1 (providing that the Bankruptcy Court may approve an extension of the life of the GUC Trust “in order to resolve… the Term Loan Avoidance Action”).

19. On March 1, 2013 this Court rendered a decision, order and judgment (the “Term Loan Avoidance Action Decision”) denying the Avoidance Action Trust’s motion for summary judgment and granting the defendants’ motion for summary judgment which, absent any appeal, would have had the effect of fully and finally resolving the Term Loan Avoidance Action in favor of the defendants (and correspondingly foreclosing any further responsibility of the GUC Trust in respect of potential Term Loan Avoidance Action Claims). See March 2014 Form 10-K at 22. However, on March 7, 2013, the Avoidance Action Trust filed a notice of appeal of the Term Loan Avoidance Action Decision, which appeal was certified directly to the Second Circuit. Id.

20. On June 17, 2014, following briefing and oral argument, the Second Circuit issued an opinion certifying to the Delaware Supreme Court the question of whether “[u]nder UCC Article 9, as adopted into Delaware law by Del. Code Ann. Tit. 6, art. 9, for a UCC-3 termination statement to effectively extinguish the perfected nature of a UCC-1 financing statement, is it enough that the secured lender review and knowingly approve for filing a UCC-3 purporting to extinguish the perfected security interest, or must the secured lender intend to terminate the particular security interest that is listed on the UCC-3?” (the “Certified Question”) Official Comm. of Unsecured Creditors of Motors Liquidation Co. v. JP Morgan Chase Bank, N.A. (In re Motors Liquidation Co.), 755 F.3d 78, 86 (2d Cir. 2014).

See Form 10-Q Quarterly Report for Motors Liquidation Company GUC Trust for the Quarter Ended September 30, 2014, filed November 12, 2014 (the “September 2014 Form 10-Q”) at 41.

21. On October 17, 2014, the Delaware Supreme Court held that a secured lender’s review and knowing approval for filing of a UCC-3 purporting to extinguish its perfected security interest is sufficient to effectively extinguish the perfected nature of a UCC-1 financing statement. Official Comm. of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A., No. 325, 2014,     A.3d     , 2014 WL 5305937, (Del. Oct. 17, 2014 (certified question answered, en Banc). Id.

22. On November 19, 2014, the Second Circuit ordered additional briefing by the parties to the Term Loan Avoidance Action, which briefing was concluded on December 1, 2014. The appeal of the Term Loan Avoidance Action Decision remains pending before the Second Circuit. Depending on the outcome of the appeal, additional proceedings before this Court may be necessary before the Term Loan Avoidance Action can be considered fully resolved.

(iii) Duration of the GUC Trust

23. Pursuant to Section 4.1 of the GUC Trust Agreement, the GUC Trust became effective on the Effective Date of the Plan, and continues in full force an effect until:

(x) the earlier of (i) the date on which (A) all of the GUC Trust Distributable Assets have been distributed by the GUC Trust Administrator in accordance with this Trust Agreement, the Plan, and the Confirmation Order, and (B) if the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of the Debtors, the GUC Trust Administrator has completed the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets, and (ii) the third anniversary of the Effective Date, or (y) such shorter or longer period authorized by the Bankruptcy Court upon application of the GUC Trust Administrator with the approval of the GUC Trust Monitor (I) in order to resolve all Disputed General Unsecured Claims, the Term Loan Avoidance Action and other Avoidance Actions, and (II) to complete the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets. GUC Trust Agreement § 4.1 (emphasis added).

24. While the duration of the GUC Trust was initially scheduled to expire on March 31, 2014 (the third anniversary of the Effective Date), on February 6, 2014 this Court entered an order extending the duration of the GUC Trust by 12 months, without prejudice to the right of the GUC Trust Administrator to seek further extensions [Docket No. 12592]. Accordingly, the duration of the GUC Trust is currently scheduled to end on March 31, 2015 (the “Trust Termination Date”) absent a further order of this Court.

II.	Claims Resolution and Distributions

25. Claims resolution is nearly complete. The GUC Trust was tasked with resolving 4,460 disputed general unsecured claims, amounting to $8.153 billion in the aggregate, exclusive of potential Term Loan Avoidance Action Claims. See Motors Liquidation Company GUC Trust Quarterly Section 6.2(c) Report and Budget Variance Report as of September 30, 2014, filed October 24, 2014 [Docket No. 12963] (the “September 2014 Status Report”) at 4, 15. As of September 30, 2014, the GUC Trust had successfully resolved claims representing approximately $8.124 billion in disputed general unsecured claims, or 99.63% of the dollar amount of initial disputed general unsecured claims. Id. at 4. Of the approximately $8.124 billion in disputed general unsecured claims that were resolved, approximately $6.04 billion were disallowed or expunged, while only approximately $2.08 billion were allowed. Id.

26. In addition, the GUC Trust assumed responsibility for resolving approximately 191 disputed SAP Claims, all of which have been resolved.8

[8]	There are, however, two unliquidated and contingent SAP Claims pending against the GUC Trust which, although not currently subject to active claims resolution, may be subject to dispute in the future: (i) pursuant to this Court’s Order Pursuant to Sections 105, 363 and 1142 of the Bankruptcy Code and Bankruptcy Rules 3020 and 9019, Authorizing and Approving the Global Settlement Agreement by and Among the GUC Trust, the GUC Trust Monitor, the Nova Scotia Trustee, New GM, GM Canada, and the Representative Noteholders dated October 21, 2013 (the “Nova Scotia Settlement Order”) [Docket No. 12531], New GM has asserted a potential contingent and unliquidated administrative expense claim in the amount and on the terms set forth in the Nova Scotia Settlement Order; and (ii) pursuant to this Court’s Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (a) Approving a DIP Credit Facility and Authorizing the Debtors to Obtain Post-Petition Financing Pursuant Thereto, (b) Granting Related Liens and Super-Priority Status, (c) Authorizing the use of Cash Collateral and (d) Granting Adequate Protection to Certain Pre-petition Secured Parties dated June 25, 2009 (the “DIP Order”) [Docket No. 2529], JPMorgan Chase Bank, N.A., as agent under the Term Loan (defined below) was granted a contingent and unliquidated administrative expense claim in the amount of certain reasonable fees, costs and charges incurred in defending any challenge to the liens arising under the agreement governing the Term Loan.

27. Pursuant to the GUC Trust Agreement, upon the disallowance of any disputed general unsecured claims, the New GM Securities and Dividend Cash previously reserved in respect of such claims become available for distribution to holders of Trust Units (such New GM Securities and Dividend Cash, “Excess GUC Trust Distributable Assets”). See GUC Trust Agreement § 5.4.

28. Other than New GM Securities and Dividend Cash that have been set aside from distribution for the purposes of funding Administrative Costs, Reporting Costs or potential federal income taxes of the GUC Trust, including taxes arising from any increase in value of the New GM Securities while held by the GUC Trust (such taxes, “Taxes on Distribution”), all of the Excess GUC Trust Distributable Assets arising from the GUC Trust’s successful claims resolution have been distributed to holders of Trust Units. As of September 30, 2014, the GUC Trust had distributed approximately 89% of the New GM Securities held on the Effective Date. See September 2014 Form 10-Q at 30. The following chart outlines the distributions of Excess GUC Trust Distributable Assets that, as of September 30, 2014, had previously been made (or were scheduled to be made) by the GUC Trust to holders of Allowed General Unsecured Claims (or in respect of such holders’ Trust Units):

Date	New GM Common Stock	New GM “A” Warrants	New GM “B” Warrants
April 21, 2011	113,194,172	102,903,821	102,903,821
July 28, 2011	3,342,831	3,038,936	3,038,936
October 28, 2011	2,468,218	2,243,834	2,243,834
December 20, 2013	6,174,015	5,612,741	5,612,741
November 12, 2014	3,712,897	3,375,361	3,375,361

III.	GUC Trust Funding

(i) Initial Funding of the GUC Trust Costs and Expenses

29. A budget for the GUC Trust’s Administrative Costs was proposed by the Debtors and approved by the Court in March 2011 as part of the Plan confirmation process (the “Initial Budget”). See Confirmation Order ¶ 37. The Initial Budget was the product of extensive negotiation with the DIP Lenders, and was ultimately crafted to fit the finite sum of cash which the DIP Lenders were willing to provide for the wind-down of the Debtors’ estates. Recognizing that any unforeseen events could lead to a breach of the Initial Budget, the Debtors and other estate parties crafted a safety-valve for cost overruns in the GUC Trust Agreement. Thus, while the GUC Trust’s general Administrative Costs (including the costs associated with claims resolution and trust asset distributions) were intended to be primarily funded by the Wind-Down Budget Cash contributed by MLC to the GUC Trust on the Effective Date, the GUC Trust Agreement affords the GUC Trust Administrator the flexibility to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of New GM Securities necessary to fund any current, and anticipated future, cost overruns associated with the primary functions of the GUC Trust. See GUC Trust Agreement § 6.1(b) and (d). Such “held-back” New GM Securities may then be sold with the approval of the Court, and the proceeds thereof are labeled as “Other GUC Trust Administrative Cash” designated for Administrative Costs. Id.

30. Reporting Costs provided another challenge for the estate parties. Reporting Costs are primarily comprised of the fees and expenses directly related to complying with the No-Action Relief, including the production of public reports and compliance with SOX. While transferability of the Trust Units was viewed as beneficial to holders of Allowed General Unsecured Claims, and was championed by the Creditors’ Committee, the DIP Lenders did not agree to fund any of the Reporting Costs with Wind-Down Budget Cash.

31. As no funds were designated for Reporting Costs in the Initial Budget, the GUC Trust Agreement contemplated that such costs would be funded entirely from the sale of New GM Securities. In that regard, Section 2.3(e)(i) of the GUC Trust Agreement required the GUC Trust Administrator to sell, as soon as practicable following the Effective Date, sufficient New GM Securities to fund approximately $5.75 million of Reporting Costs. In accordance therewith, on May 24, 2011, the GUC Trust Administrator sold (a) 87,182 shares of New GM Common Stock and (b) 158,512 New GM Warrants, yielding approximately $5.65 million in sale proceeds (the “Initial Reporting Funds”). See September 2014 Status Report at 10.

32. Given the breadth of duties allocated to Reporting Costs, there was significant uncertainty on the Effective Date as to the ultimate fees, costs and expenses that would be required to be expended to satisfy these obligations, particularly as the No-Action Relief had not yet been obtained and the related level of required reporting had not yet been determined. As such, the GUC Trust Agreement provides the GUC Trust Administrator with the ability to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of New GM Securities necessary to fund any current and future anticipated Reporting and Transfer Costs. See GUC Trust Agreement § 6.1(c). Such “held-back” New GM Securities may then be sold with the approval of the Court, and the proceeds thereof are labeled as “Other GUC Trust Administrative Cash” designated for Reporting Costs. Id.

(ii) Prior Motions to Liquidate New GM Securities to Fund Costs of the GUC Trust

33. Beginning in December 2011, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the current and projected future Administrative Costs and the current and projected future Reporting Costs substantially exceeded the allocable portion of the Wind-Down Budget Cash and Initial Reporting Funds, respectively. See September 2014 Status Report at 10. As such, the GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) “held back” from distribution and, in January 2012, sought Court authority to liquidate a portion of the Excess GUC Trust Distributable Assets for the purposes of funding GUC Trust cost overruns for 2011 and anticipated cost overruns for 2012 (the “2012 Liquidation Motion”) [Docket No. 11330]. Id. at 11.

34. By order dated March 8, 2012 (the “2012 Liquidation Order”) [Docket No. 11507], the Court granted the 2012 Liquidation Motion and authorized the GUC Trust Administrator to liquidate New GM Securities that, in the aggregate, generated funds equal to approximately (i) $17,866,537 for the purposes of funding Administrative Costs for the calendar years 2011 and 2012, and (ii) $8,648,781 for the purposes of funding Reporting Costs for the calendar years 2011 and 2012. Id. In compliance with the 2012 Liquidation Order, the GUC Trust Administrator liquidated 351,001 shares of New GM Common Stock and 319,092 warrants of each class of New GM Warrants to generate $17,868,184 for purposes of funding Administrative Costs and 169,912 shares of New GM Common Stock and 154,465 warrants of each class of New GM Warrants to generate $8,649,578 for purposes of funding Reporting Costs (such funds, together with the remaining Initial Reporting Funds, the “Reporting Funds”).9 Id.

35. In late 2012, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, determined that the projected future Administrative Costs of the GUC Trust and the projected future Reporting Costs would, in the calendar year 2013, exceed the

[9]

The 2012 Liquidation Motion separately sought Court authority to liquidate New GM Securities that, in the aggregate, generated funds equal to approximately $13,714,000 for the purposes of funding fees, costs and expenses of the Avoidance Action Trust for the calendar years 2012, 2013 and 2014. The Liquidation Order approved such liquidation and, in compliance therewith, the GUC Trust Administrator liquidated 269,422 shares of New GM Common Stock and 244,929 warrants of each class of New GM Warrants to generate $13,715,264 for purposes of funding such costs. See September 2014 Status Report at 11.

allocable portion of the Wind-Down Budget Cash and remaining Reporting Funds, respectively. Id. As such, the GUC Trust Administrator (acting with the approval of the GUC Trust Monitor) “held back” from distribution and, in November 2012, filed the 2013 Liquidation Motion seeking Court authority to liquidate a portion of the Excess GUC Trust Distributable Assets for the purposes of funding anticipated cost overruns for 2013. Id.

36. By order dated December 11, 2012 (the “2013 Liquidation Order”) [Docket No. 12248], the Court granted the 2013 Liquidation Motion and authorized the GUC Trust Administrator to liquidate New GM Securities that, in the aggregate, generated funds equal to approximately (i) $11,363,300 for the purposes of funding Administrative Costs for the calendar year 2013, and (ii) $6,489,100 for the purposes of funding Reporting Costs for the calendar year 2013. Id. In compliance with the 2013 Liquidation Order, the GUC Trust Administrator liquidated 187,221 shares of New GM Common Stock and 170,200 warrants of each class of New GM Warrants to generate $11,437,693 for purposes of funding Administrative Costs and 106,912 shares of New GM Common Stock and 97,192 warrants of each class of New GM Warrants to generate $6,531,483 for purposes of funding Reporting Costs. Id.

37. During the calendar year 2013 the GUC Trust experienced certain efficiencies and cost savings which collectively led to a favorable impact on the 2013 Budgets. In sum, the GUC Trust was under budget by approximately $8.74 million in Administrative Costs and by approximately $2.19 million in Reporting Costs for the calendar year 2013. See Exhibit B. Accordingly, in November 2013, the GUC Trust submitted to the DIP Lenders and the GUC Trust Monitor the Initial 2014 Administrative Costs Budget and the 2014 Reporting Costs Budget, which budgets contemplated solely the use of existing Wind-Down Budget Cash (for the Initial 2014 Administrative Costs Budget only) and existing Other GUC Trust Administrative Cash to fully fund the GUC Trust’s 2014 calendar year costs and expenses. See Form 8-K for Motors Liquidation Company GUC Trust, filed November 7, 2013.

38. As a result, the GUC Trust did not petition the Court for authority to liquidate Excess GUC Trust Distributable Assets for the purposes of funding Administrative Costs or Reporting Costs for the calendar year 2014.

IV.	Recalls and Motions to Enforce

39. Beginning in January 2014, New GM conducted a series of recalls relating to ignition switch and other defects in vehicles manufactured by both MLC and New GM (the “Recalls”). Since the Recalls were first announced, more than 170 actions (the “Recall Actions”) have been filed against New GM relating to the Recalls and/or the underlying defects. See Form 10-Q Quarterly Report for General Motors Company for the Quarter Ended September 30, 2014, dated October 24, 2014 at 17 [Docket No. 13031 (Exhibit 9)]. The majority of these actions have been transferred for pretrial consolidation to MDL 2543, In re: General Motors LLC Ignition Switch Litigation (the “MDL Proceeding”), which is currently pending before the Hon. Jesse M. Furman in the Southern District of New York. In re: General Motors LLC Ignition Switch Litigation, Transfer Order (ECF No. 54).

40. In April and August 2014, New GM filed three motions (each a “Motion to Enforce the Sale Order,” and collectively, the “Motions to Enforce the Sale Order”) seeking an order from this Court declaring that (i) New GM has no liability for the claims at issue in the Recall Actions or the MDL Proceeding with respect to vehicles manufactured by MLC, and (ii) that such claims are barred by the 363 Sale Order and related injunction (the contested matters related to the Motions to Enforce the Sale Order are defined herein as the “Motion to Enforce Litigation”) [Docket Nos 12620, 12807, 12808].

41. At a status conference concerning New GM’s first Motion to Enforce the Sale Order held on May 2, 2014, counsel for the GUC Trust argued that issues related to potential claims against the bankruptcy estate (and, correspondingly, the GUC Trust) should be deferred until a time when and if it became clear that the plaintiffs in the Recall Actions and the MDL Proceeding had no remedy against New GM. Transcript of Hearing, In re Motors Liquidation Co., May 2, 2014 (the “May 2 Transcript”), 82-83 [Docket No. 13032].

42. Following argument, this Court ruled that the parties would address “the possibility that the claims now being asserted may be claims against Old GM or the GUC Trust.” See May 2 Transcript at 96:5-7. Accordingly, the GUC Trust has since prepared for and appeared at additional hearings, participated in an in-depth fact stipulation process and filed four briefs, all in connection with the threshold issues related to the Motion to Enforce Litigation. Moreover, following the resolution of the threshold issues by this Court, the GUC Trust may be required to brief follow-up “non-threshold” issues, address assertions of “excusable neglect,” pursue or defend against appeals, and/or participate in the MDL Proceeding.

V.	GUC Trust Assets and Reserves as of September 30, 2014

43. As of September 30, 2014, the GUC Trust was holding 15,247,286 shares of New GM Common Stock, 13,860,926 of each category of New GM Warrant, and $13,737,158 in Dividend Cash.10 See September 2014 Form 10-Q at 30. Of this total:

•	6,809,870 shares of New GM Common Stock, 6,190,680 of each category of New GM Warrant, and $6,128,883 in Dividend Cash, representing approximately $451,703,000 (as of September 30, 2014), were set aside for potential Term Loan Avoidance Action Claims and the remaining disputed general unsecured claims, together with a $50 million (in claim amount) contingency reserve;

•	901,289 shares of New GM Common Stock, 819,329 of each category of New GM Warrant, and $811,160 in Dividend Cash, representing approximately $59,783,000 (as of September 30, 2014), were set aside for projected Administrative Costs or Reporting Costs of the GUC Trust, including potential taxes on dividends received;

[10]	In addition, as of September 30, 2014, the GUC Trust was holding $9.4 million in Wind-Down Budget Cash (only $1.2 million of which was available for the payment of Administrative Costs) and $9.7 million in Other GUC Trust Administrative Cash. See September 2014 Form 10-Q at 6-7.

•	3,786,529 shares of New GM Common Stock, 3,442,299 of each category of New GM Warrant, and $3,407,876 in Dividend Cash, representing approximately $251,165,000 (as of September 30, 2014), were set aside for potential Taxes on Distribution; and

•	3,712,897 shares of New GM Common Stock, 3,375,361 of each category of New GM Warrant, and $3,341,607 in Dividend Cash, representing approximately $246,281,000 (as of September 30, 2014), were scheduled for distribution to holders of Trust Units in November 2014.

See September 2014 Form 10-Q at 30.11

VI.	Taxes on Distribution Holdback and November 2014 Distribution

44. The set-aside for potential Taxes on Distribution represents one of the most significant distribution reserves of the GUC Trust. Taxes on Distribution are incurred by the GUC Trust when the New GM Securities held by the GUC Trust are distributed or sold at a time when the market value of such securities exceeds their cost basis. Depending on the cost basis of the New GM Securities and the value at distribution, the Taxes on Distribution may be substantial.

45. On the Effective Date, the GUC Trust became the beneficiary of the New GM Securities; however, such securities remained in the physical possession of MLC until December 15, 2011, the date of the dissolution of MLC (the “Dissolution Date”). See September 2014 Form 10-Q at 6. The market value of the New GM Securities on the Effective Date was significantly higher than the market value on the Dissolution Date.12 Accordingly, if the GUC Trust were to use the trading prices of the New GM Securities on the Dissolution Date as the cost basis, the GUC Trust’s Taxes on Distribution would be far greater than if the GUC Trust were to use the trading prices of the New GM Securities on the Effective Date as the cost basis.

[11]	In addition to the foregoing, as of September 30, 2014 the GUC Trust held 36,701 shares of New GM Common Stock, 33,257 of each category of New GM Warrant, and $47,632 in Dividend Cash which was designated for distribution to holders of Allowed General Unsecured Claims who had not yet supplied the information required by the GUC Trust in order to process such distributions.
[12]	For example, on the Effective Date, the average market price of New GM Common Stock, as reported by Bloomberg, was $31.28 per share, whereas the average market price of New GM Common Stock on the Dissolution Date was $19.87 per share.

46. The GUC Trust believes that the proper, and legally supportable, cost basis for the New GM Securities is the market value present on the Effective Date (i.e. the higher market value). However, the GUC Trust is also potentially subject to a private letter ruling issued by the Internal Revenue Service (“IRS”) related to the 363 Sale, which private letter ruling indicated that the proper cost basis for the New GM Securities held by the GUC Trust is the Dissolution Date (i.e. the lower market value). As there is uncertainty regarding the ultimate position of the IRS with respect to the proper date for calculating the cost basis of the New GM Securities, the GUC Trust has set-aside from distribution New GM Securities in an amount sufficient to satisfy the “worst case scenario” with respect to its tax obligations (the “Taxes on Distribution Holdback”). See Id. at 8.

47. While the GUC Trust Administrator has acted conservatively with respect to setting the Taxes on Distribution Holdback, it has nevertheless taken what it believes is the legally correct stance in its dealings with the IRS. In that regard, the GUC Trust filed its tax returns for the fiscal year ended March 31, 2014 using the higher cost basis – thus significantly reducing its otherwise taxable obligations for the 2014 fiscal year (the “2014 Tax Return”). Id. The 2014 Tax Return was submitted pursuant to section 505(b) of the Bankruptcy Code,13 and the IRS did not provide notice of an intent to audit the 2014 Tax Return within the required statutory notification period. Id. Accordingly, the filing of 2014 Tax Return, and the passage of the 60-day period set forth in section 505(b) of the Bankruptcy Code, established finality with respect to the taxable obligations of the GUC Trust for its 2014 fiscal year (which tax liability was calculated to be $0), and the portion of

[13]

Pursuant to section 6.2(n)(iii)(3) of the Plan, and section 7.6 of the GUC Trust Agreement, the GUC Trust Administrator is permitted to utilize section 505(b) of the Bankruptcy Code for the purposes of filing expedited tax returns.

the Taxes on Distribution Holdback associated with the potential “worst case scenario” for the 2014 fiscal year (a taxable obligation of approximately $264 million) could be released from the Taxes on Distribution Holdback. Id.

48. As a result of the foregoing, the GUC Trust was authorized to make, and did make, a distribution on November 12, 2014 to all holders of Trust Units as of the applicable record date, in an aggregate amount of 3,712,897 shares of New GM Common Stock, 3,375,361 of each category of New GM Warrant, and $3,341,607 in Dividend Cash (the “November 2014 Distribution”). See Id. at 30.

49. Following the November 2014 Distribution, the GUC Trust held, in the aggregate, 11,534,389 shares of New GM Common Stock, 10,485,565 of each category of New GM Warrant, and $10,395,551 in Dividend Cash, with the Taxes on Distribution Reserve having been reduced to 3,786,529 shares of New GM Common Stock, 3,442,299 of each category of New GM Warrant, and $3,407,876 in Dividend Cash.14 See Id. at 30; September 2014 Status Report at 4.

VII.	Current Cash Needs and the 2015 Budgets

50. As of the date hereof, the GUC Trust has exhausted the entirety of the Wind-Down Budget Cash available for use in the satisfaction of Administrative Costs.15 The GUC Trust projects that, as of the end of the calendar year 2014, it will hold Other GUC Trust Administrative Cash designated for Administrative Costs in the amount of approximately $2,186,100, and Other GUC Trust Administrative Cash designated for Reporting Costs in the

[14]	Because section 505(b) of the Bankruptcy Code only provides certainty with respect to tax returns actually filed with the IRS, the GUC Trust continues to hold New GM Securities and Dividend Cash in the Taxes on Distribution Holdback associated with potential taxable gains for the fiscal year 2015 and in future fiscal periods.
[15]

While, as of the date hereof, the GUC Trust still holds approximately $8.2 million in Wind-Down Budget Cash, such amounts have been designated solely for the satisfaction of certain identified costs and liabilities of the GUC Trust (including certain residual state and other taxes of MLC) and may not be used for the payment of Administrative Costs.

amount of approximately $888,600. See Exhibits E and F. Given the current and future anticipated expenditures of the GUC Trust related to the Motion to Enforce Litigation, such amounts are insufficient to fund the operations of the GUC Trust for the 2015 calendar year.

51. As detailed in the 2015 Budgets, the GUC Trust Administrator anticipates that approximately $10,517,600 will be necessary to fund Administrative Costs for the 2015 calendar year, and approximately $4,049,600 will be necessary to fund Reporting Costs for the 2015 calendar year.

52. Importantly, the 2015 Administrative Costs Budget reflects an overall reduction in governance costs for the 2015 calendar year as compared to 2014. In recognition of the fact that claims resolution activity has slowed, both the GUC Trust Administrator and the GUC Trust Monitor have reduced their monthly fees associated with Administrative Costs by approximately 15% as compared to the prior year.16 The GUC Trust Administrator and GUC Trust Monitor had initially contemplated an even greater reduction in their fees during the anticipated “hibernation period”; however, the advent of the Motion to Enforce Litigation made it impossible for the GUC Trust Administrator or the GUC Trust Monitor to reduce staffing and hours in an amount necessary to warrant further reduction in fees.

53. The 2015 Administrative Costs Budget additionally includes a $2.5 million line item for “contingency” purposes. As described further below, given the current status of the Motion to Enforce Litigation, the GUC Trust Administrator believes that the flexibility to use additional funds for purposes of such litigation is necessary and appropriate.

54. The GUC Trust Administrator is hopeful that the 2015 Budgets are conservative, and that cost saving measures may once again lead to a budget excess, as they did during the calendar year 2013. However, its experiences in this case have raised

[16]

The governance costs associated with the 2015 Reporting Costs Budget remains flat as compared to prior periods as the duties associated with the public reporting regime imposed by the No Action Relief is not affected by a reduction in claims resolution activities.

significant concerns regarding future costs of litigation and regulatory reporting. Accordingly, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, crafted the 2015 Budgets in a manner that minimizes the number of New GM Securities that need to be liquidated while simultaneously providing adequate funds to satisfy 2015 costs and expenses.

55. Pursuant to this Motion, the GUC Trust Administrator is seeking authority to liquidate New GM Securities and use Dividend Cash in an aggregate amount that approximates $8,331,500 for purposes of funding Administrative Costs and $3,161,000 for purposes of funding Reporting Costs, all as detailed in the 2015 Budgets. See Exhibits E and F.

RELIEF REQUESTED

56. By this Motion, the GUC Trust Administrator requests entry of an order (i) authorizing the GUC Trust Administrator to liquidate New GM Securities and use the proceeds, together with corresponding amounts of Dividend Cash, in an amount necessary to satisfy in full (a) projected Administrative Costs for the calendar year 2015, which costs are estimated at $10,517,600, and (b) projected Reporting Costs for the calendar year 2015, which costs are estimated at $4,049,600, and (ii) continuing the duration of the GUC Trust for an additional 12 months, and to extend the Trust Termination Date to March 31, 2016, in order to permit the GUC Trust ample time to complete its duties as set forth in the GUC Trust Agreement.

57. In support of the relief requested herein, the GUC Trust Administrator submits that the additional fees and expenses the GUC Trust Administrator seeks to fund hereunder will enable the GUC Trust Administrator to satisfy its obligations under the GUC Trust Agreement and will directly benefit unsecured creditors.17

[17]	As required by Section 6.1 of the GUC Trust Agreement, the GUC Trust Administrator has consulted with the GUC Trust Monitor with respect to the proposed liquidation of New GM Securities and use of Dividend Cash. GUC Trust Agreement § 6.1. The GUC Trust Monitor has indicated that it supports the relief requested herein.

BASIS FOR RELIEF

58. The relief requested herein is consistent with the terms of the Plan, the Confirmation Order, the GUC Trust Agreement and applicable bankruptcy law. The GUC Trust Administrator has the power and authority to perform such “functions as are provided in the Plan and the Trust Agreement” including, (i) if acting in consultation with the GUC Trust Monitor, seeking Court authority to liquidate New GM Securities and use Dividend Cash to fund administrative and reporting fees, costs and expenses, and (ii) seeking Court authority to extend the duration of the GUC Trust. Confirmation Order ¶¶ 15, 31, 35; GUC Trust Agreement §§ 4.1, 6.1.

59. The relief requested herein, pursuant to the terms hereof, is also supported by governing bankruptcy law and offers immediate and long-term benefits to GUC Trust beneficiaries. With respect to the GUC Trust Administrator’s request to liquidate New GM Securities and use Dividend Cash, Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] … that is necessary for the consummation of the plan.” 11 U.S.C. §1142(b). With respect to the GUC Trust Administrator’s request to extend the duration of the GUC Trust, Bankruptcy Rule 9006(b) provides that “when an act is required or allowed to be done at or within a specified period … by order of [the] court, the court for cause shown may at any time in its discretion … order the period enlarged ….” Fed. R. Bankr. P. 9006(b).

I.	The GUC Trust Should Be Permitted To Sell New GM Securities and Use Dividend Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs

60. As described above, the GUC Trust Administrator had initially contemplated that the second half of the calendar year 2014, and thereafter until the resolution of the Term Loan Avoidance Action, would be a “hibernation period” for the GUC Trust, with only de minimis claims resolution activity being performed. During this “hibernation period,” fees and expenses associated with public reporting required pursuant to the No Action Relief would continue to be incurred at a regular rate—as such reporting obligations are not directly affected by any decrease in GUC Trust claims resolution activity—but Administrative Costs would decline drastically.

61. Absent the Motion to Enforce Litigation, the GUC Trust would have performed at or below budget in respect of Administrative Costs for the calendar year 2014. The GUC Trust Administrator intended to carry any excess funds related to such under-budget performance into the 2015 calendar year and to use these funds to satisfy regular Reporting Costs incurred in 2015. In this scenario, any need to request the liquidation of New GM Securities and the use of Dividend Cash for calendar year 2015 costs and expenses of the GUC Trust would have been obviated.18

62. The Motion to Enforce Litigation, however, has left the GUC Trust in an untenable liquidity position. The GUC Trust Administrator intends to defend the corpus of the GUC Trust against any potential additional claims. Defending the GUC Trust in this regard has proved costly and, as noted above, the Motion to Enforce Litigation is in its infancy. The GUC Trust Administrator submits that the 2015 Budgets, including the line

[18]

In this scenario, the GUC Trust Administrator would have sought Court authorization to re-designate Other GUC Trust Administrative Cash held for use in satisfying Administrative Costs to Other GUC Trust Administrative Cash held for use in satisfying Reporting Costs. There would not, however, have been any need to seek to liquidate additional New GM Securities for funding GUC Trust costs and expenses in the calendar year 2015.

items for governance costs and contingency reserves, are necessary and appropriate for effectively administering the GUC Trust and performing all required duties in the calendar year 2015.

63. Governance Costs: As discussed above, the 2015 Administrative Costs Budget reflects an overall 15% reduction in governance costs for the 2015 calendar year as compared to 2014. This voluntary reduction on the part of the GUC Trust Administrator and the GUC Trust Monitor was made in recognition of the reduction in anticipated claims resolution activity for the 2015 calendar year. While the GUC Trust Administrator and GUC Trust Monitor had initially contemplated an even greater reduction in fees during the “hibernation period,” the Motion to Enforce Litigation has significantly expanded the duties of the GUC Trust Administrator and GUC Trust Monitor beyond what was previously contemplated, and any further reduction in governance costs in this environment would be unjustified.

64. This is particularly true where, as here, the change in circumstances has increased the legal risks for the GUC Trust Administrator and the GUC Trust Monitor. For example, counsel to certain of the plaintiffs in the Motion to Enforce Litigation has already threatened to potentially bring suit against the GUC Trust Administrator for breach of fiduciary duty. See Docket No. 13029 (Exhibit A). While the GUC Trust Administrator believes that such threats are without merit, such a threat is an example of the myriad of risks confronting the GUC Trust Administrator and GUC Trust Monitor on a regular basis while the Motion to Enforce Litigation continues.

65. Contingency Reserve: The 2015 Administrative Costs Budget additionally includes a $2.5 million line item for “contingency” purposes. See Exhibit E. Given the current status of the Motion to Enforce Litigation, the GUC Trust Administrator believes that the flexibility to use additional funds for purposes of such litigation is necessary and appropriate. The Motion to Enforce Litigation is in its initial stages; while the GUC Trust Administrator believes that it will prevail on the merits and that the Court will find that any claims asserted by the plaintiffs in the underlying actions must be brought against New GM, and not the GUC Trust, such result cannot be assured. Moreover, it is likely that appeals will follow the initial resolution of the threshold issues by this Court, and the GUC Trust may be required to brief follow-up “non-threshold” issues, brief excusable neglect standards (on a collective or piecemeal basis) and/or participate in the MDL Proceeding.

66. The 2015 Administrative Costs Budget does not contemplate the expansion of the Motion to Enforce Litigation past the threshold stages. Accordingly, the GUC Trust Administrator submits that the addition of a $2.5 million “contingency” line item to the 2015 Administrative Costs Budget is necessary and warranted.

II.	The Court Should Authorize the Extension of the GUC Trust’s Duration

67. The extension of the duration of the GUC Trust is necessary to provide sufficient time for the resolution of the Motion to Enforce Litigation and the Term Loan Avoidance Action.

68. As discussed above, the Motion to Enforce Litigation is in its initial stages. While the GUC Trust believes that the assertion of any claims of the plaintiffs in the underlying actions against the GUC Trust would be ultimately unsupportable and without merit, it is unknown how long it will take to achieve this result. In addition, the Term Loan Litigation, while progressing at a rapid rate, may be far from completion. The appeal of the Term Loan Avoidance Action Decision is currently pending before the Second Circuit, and the timing of any decision by the Second Circuit is unknown. It is further possible that any ruling by the Second Circuit will lead to further appeals or proceedings before this Court.

69. Accordingly, the GUC Trust Administrator believes that an extension of the Trust Termination Date is necessary to facilitate the successful resolution of the Motion to

Enforce Litigation and the Term Loan Avoidance Action. Courts in this jurisdiction have granted similar relief. See e.g., In re Boylan Intern., Ltd., 452 B.R. 43 (Bankr. S.D.N.Y. 2001) (holding that the duration of the trust may be extended for an additional two years to permit the trustee an opportunity to continue its prosecution of a malpractice claim, the estate’s “primary asset”). Accordingly, the GUC Trust Administrator respectfully requests that the relief sought herein be granted.

WAIVER OF THE STAY PROVIDED BY BANKRUPTCY RULE 6004

70. The GUC Trust Administrator further seeks a waiver of any stay of the effectiveness of the Order. Pursuant to Bankruptcy Rule 6004(h), “[an] order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of fourteen (14) days after entry of the order, unless the court orders otherwise.” Fed. R. Bankr. P. 6004(h). Based upon the facts and circumstances set forth herein, the GUC Trust Administrator submits that ample cause exists to justify a waiver of any stay imposed by Bankruptcy Rule 6004(h) to the extent it applies. Because the property that forms the basis of this Motion is subject to price fluctuation, any delay in the ability to commence the sales requested could result in an interim decrease in the market price of the property and thus, correspondingly, a decrease in the sales proceeds. Any decrease in the projected sales proceeds could leave the GUC Trust underfunded, thus necessitating additional reserves and potentially additional sales.

71. The GUC Trust Administrator submits that the waiver of the stay under Bankruptcy Rule 6004 is appropriate here to facilitate the immediate commencement of the sales contemplated by this Motion. Accordingly, the GUC Trust Administrator submits that a waiver of the stay under Bankruptcy Rule 6004 is appropriate and necessary.

NOTICE

72. The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [Docket No. 10183], and (c) any other required notice parties under Section 6.1(b)(iv) of the GUC Trust Agreement. The GUC Trust Administrator respectfully submits that no other or further notice need be provided.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court enter an order substantially in the form attached hereto as Exhibit A, (i) authorizing the sale of the New GM Securities and use of Dividend Cash to fund certain fees, costs and expenses of the GUC Trust, (ii) extending the duration of the GUC Trust for an additional 12 months, through and including March 31, 2016, and (iii) granting such other and further relief as may be deemed just and proper.

Dated:	New York, New York
January 14, 2015

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Keith R. Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

EXHIBIT A

[Proposed Order]

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:
	:	Chapter 11 Case No.
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
:
x

ORDER (A) AUTHORIZING THE GUC TRUST ADMINISTRATOR

TO LIQUIDATE NEW GM SECURITIES AND USE DIVIDEND

CASH FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

Upon the motion, dated January 14, 2015 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rules 6004(h) and 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the GUC Trust Agreement, (A) authorizing the GUC Trust’s sale of New GM Securities and use of Dividend Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2016, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

1

Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Securities and use Dividend Cash, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $8,331,500, to satisfy Administrative Costs estimated for the calendar year 2015, all as set forth in the 2015 Administrative Costs Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Securities and use Dividend Cash, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $3,161,000, to satisfy the Reporting Costs estimated for the calendar year 2015, all as set forth in the 2015 Reporting Costs Budget; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to liquidate New GM Securities or use Dividend Cash to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2015 or any future year; and it is further

ORDERED, that, when liquidating the New GM Securities pursuant to this Order, the GUC Trust Administrator shall comply with the procedures set forth in the GUC Trust Agreement and shall be entitled to all protections, immunities and indemnities applicable to the GUC Trust Administrator therein; and it is further

2

ORDERED, that the duration of the GUC Trust, as described in section 4.1 of the GUC Trust Agreement, is extended an additional 12 months and the GUC Trust shall remain in full force and effect through and including March 31, 2016; and it is further

ORDERED, that this Order is without prejudice to the right of the GUC Trust Administrator to seek authority to further extend or shorten the duration of the GUC Trust upon application of the GUC Trust Administrator to this Court in accordance with the GUC Trust Agreement; and it is further

ORDERED, that the terms of this Order shall supersede any inconsistent or contrary provisions contained in the GUC Trust Agreement; and it is further

ORDERED, that, notwithstanding the possible applicability of Bankruptcy Rule 6004(h) this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any liquidation of New GM Securities in connection herewith, or the GUC Trust Agreement.

Dated:	, 2015
New York, New York

UNITED STATES BANKRUPTCY JUDGE

3

EXHIBIT B

[2013 Budgets]

MLC GUC Trust 2013 (calendar year)

Administrative Costs Budget

		2013 Full Year
		2013 Administrative Costs Budget
($ in thousands)		Projected 2013 Expense	Actual 2013 Expense	Variance Over/(Under)

1	Trust Monitor (FTI Consulting)	$1,443.8	$1,391.3	($52.5)

2	Trust Administrator (Wilmington Trust)	2,467.5	2,464.9	(2.6)
	Financial Reporting & Claims Resolution (AlixPartners)	4,000.0	3,363.6	(636.4)
	Lead Counsel (a)	3,900.0	2,446.0	(1,454.0)
	ADR Legal Counsel Fees & Expenses	2,546.3	369.7	(2,176.6)
	Nova Scotia Litigation (b)	4,770.0	2,584.6	(2,185.4)
	Canadian Counsel (Stewart McKelvey)	0.0	9.1	9.1

	Subtotal estimate for Financial Reporting and Claims Resolution	15,216.3	8,773.0	(6,443.3)

	Garden City Group	680.0	233.6	(446.4)

	Trust Counsel (Gibson Dunn)	950.0	1,261.1	311.1

3	Trust Professionals	16,846.3	10,267.8	(6,578.5)
	Accounting & Tax Advisors (c)	474.0	363.5	(110.5)
	Rent and Facilities (d)	178.0	178.0	0.0
	Insurance Expense	125.0	125.0	0.0
4	Other Costs	777.0	666.5	(110.5)

5	Contingency	2,000.0	0.0	(2,000.0)

	Total	$23,534.6	$14,790.4	($8,744.2)

a	Lead Counsel expenses include fees paid to the following professionals:

Weil, Gotschal & Manges LLP

Dickstein Shapiro LLP

b	Nova Scotia Litigation expenses include fees paid to the following professionals:

Dickstein Shapiro LLP

c	Accounting and Tax Advisor expenses include fees paid to the following professionals:

Wilmington Trust (Investment Management Fee & Certain Reimbursable Expenses)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

d	Rent and Facilities expenses include amounts paid to and estimated for US Trustee fees.

MLC GUC Trust 2013 (calendar year)

Reporting Costs Budget

		2013 Full Year
		2013 Reporting Costs Budget
($ in thousands)		Projected 2013 Expense	Actual 2013 Expense	Variance Over/(Under)

1	Trust Monitor (FTI Consulting)	$525.0	$505.4	($19.6)

2	Trust Administrator (Wilmington Trust)	1,365.0	1,300.0	(65.0)
	Alix Partners	1,000.0	585.5	(414.5)
	Frazier & Deeter	300.0	232.7	(67.3)
	Gibson Dunn	1,400.0	960.1	(439.9)
	Watkins Meegan	199.1	144.9	(54.2)
	Plante Moran	187.0	127.1	(59.9)
	Crowell Moring	350.0	332.8	332.8
	Kramer Levin	100.0	5.7	5.7

3	Trust Professionals	3,536.1	2,388.9	(1,147.2)
	Insurance	13.0	12.8	12.8
	RR Donnelley	50.0	96.4	96.4
	Other (DTC)	0.0	0.0	0.0
	Other Reporting/Compliance Contingency (a)	1,000.0	0.0	(1,000.0)

4	Other Costs and Reserves	1,063.0	109.2	(953.8)

	Total	$6,489.1	$4,303.4	($2,185.7)

a	Other Reporting/Compliance Contingency costs includes $1MM in 2013 for additional reporting or compliance costs that could have arisen as a result of the completion of the first 10-K and Sarbanes Oxley testing and potential remediation.

EXHIBIT C

[Initial 2014 Administrative Costs Budget and 2014 Reporting Costs Budget]

MLC GUC Trust 2014 (calendar year)

Initial Administrative Costs Budget

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Projected Total 2014	2014 Actual/Estimated	Budget Variance Over/(Under)

Trust Monitor (FTI Consulting)	$326.8	$326.8	$326.8	$326.8	$1,307.2	$1,281.1	($26.1)
Trust Administrator (Wilmington Trust)	616.9	616.9	616.9	616.9	2,467.6	2,422.1	(45.5)
Financial Reporting & Claims Resolution
Alix Partners	345.0	345.0	345.0	345.0	1,380.0	1,380.0	0.0
Lead Counsel (a)	107.5	107.5	107.5	107.5	430.0	489.0	59.0
ADR Legal Counsel	200.0	200.0	50.0	50.0	500.0	88.4	(411.6)

Subtotal estimate for Financial Reporting and Claims Resolution	652.5	652.5	502.5	502.5	2,310.0	1,957.4	(352.6)

Garden City Group	86.5	79.5	64.5	64.5	295.0	149.6	(145.4)
Trust Counsel (Gibson Dunn) (Wind Down)	312.5	312.5	312.5	312.5	1,250.0	965.6	(284.4)
Trust Counsel (Gibson Dunn) (Recall Matter) (b)	0.0	0.0	0.0	0.0	0.0	3,353.4	3,353.4

Trust Professionals	399.0	392.0	377.0	377.0	1,545.0	4,468.6	2,923.6

Accounting & Tax Advisors (c)	83.0	168.0	45.0	60.0	356.0	278.7	(77.3)
US Trustee (d)	13.0	13.0	10.4	10.4	46.8	41.6	(5.2)
Insurance Expense	125.0				125.0	125.0	0.0

Total	$2,216.2	$2,169.2	$1,878.6	$1,893.6	$8,157.6	$10,574.6	$2,417.0

(a)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

Weil, Gotshal & Manges LLP

Dickstein Shapiro LLP

(b)	Line item attributable solely to additional legal costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors Company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.
(c)	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

(d)	Line item previously denoted as “Rent & Facilities” in prior budgets.

MLC GUC Trust 2014 (calendar year)

Reporting Costs Budget

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Projected Total 2014	2014 Actual/Estimated	Budget Variance Over/(Under)

Trust Monitor (FTI Consulting)	$131.3	$131.3	$131.3	$131.3	$525.0	$512.7	($12.3)
Trust Administrator (Wilmington Trust)	341.3	341.3	341.3	341.3	1,365.0	1,300.0	(65.0)

Alix Partners	105.0	105.0	105.0	105.0	420.0	431.6	11.6
Frazier & Deeter	62.5	62.5	62.5	62.5	250.0	255.0	5.0
Gibson Dunn	187.5	187.5	187.5	187.5	750.0	724.1	(25.9)
Watkins Meegan	14.3	66.3	2.5	85.6	168.7	157.8	(10.9)
Plante Moran	38.0	40.0	31.0	31.0	140.0	115.3	(24.7)
Crowell Moring	87.5	87.5	87.5	87.5	350.0	400.2	50.2
Kramer Levin	25.0	25.0	25.0	25.0	100.0	25.0	(75.0)

Trust Professionals	519.8	573.8	501.0	584.1	2,178.7	2,109.0	(69.7)

Insurance	13.0	0.0	0.0	0.0	13.0	12.8	(0.2)
RR Donnelley	25.0	25.0	25.0	25.0	100.0	76.6	(23.4)

Other Costs and Reserves	38.0	25.0	25.0	25.0	113.0	89.4	(23.6)

Total	$1,030.4	$1,071.4	$998.6	$1,081.7	$4,181.7	$4,011.1	($170.6)

EXHIBIT D

[Restated 2014 Administrative Costs Budget]

MLC GUC Trust 2014 (calendar year)

Restated Administrative Costs Budget

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Projected Total 2014	2014 Actual/Estimated	Budget Variance Over/(Under)

Trust Monitor (FTI Consulting)	$326.8	$326.8	$326.8	$326.8	$1,307.2	$1,281.1	($26.1)
Trust Administrator (Wilmington Trust)	616.9	616.9	616.9	616.9	2,467.6	2,422.1	(45.5)
Financial Reporting & Claims Resolution
Alix Partners	345.0	345.0	345.0	345.0	1,380.0	1,380.0	0.0
Lead Counsel (a)	107.5	107.5	107.5	107.5	430.0	489.0	59.0
ADR Legal Counsel	200.0	200.0	50.0	50.0	500.0	88.4	(411.6)

Subtotal estimate for Financial Reporting and Claims Resolution	652.5	652.5	502.5	502.5	2,310.0	1,957.4	(352.6)

Garden City Group	86.5	79.5	64.5	64.5	295.0	149.6	(145.4)
Trust Counsel (Gibson Dunn) (Wind Down)	312.5	312.5	312.5	312.5	1,250.0	965.6	(284.4)
Trust Counsel (Gibson Dunn) (Recall Matter) (b)	0.0	1000.0	1000.0	1500.0	3,500.0	3,353.4	(146.6)

Trust Professionals	399.0	1,392.0	1,377.0	1,877.0	5,045.0	4,468.6	(576.4)

Accounting & Tax Advisors (c)	83.0	168.0	45.0	60.0	356.0	278.7	(77.3)
US Trustee (d)	13.0	13.0	10.4	10.4	46.8	41.6	(5.2)
Insurance Expense	125.0				125.0	125.0	0.0

Total	$2,216.2	$3,169.2	$2,878.6	$3,393.6	$11,657.6	$10,574.6	($1,083.0)

(a)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

Weil, Gotshal & Manges LLP

Dickstein Shapiro LLP

(b)	Line item attributable solely to additional legal costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors Company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.
(c)	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

(d)	Line item previously denoted as “Rent & Facilities” in prior budgets.

EXHIBIT E

[2015 Administrative Costs Budget]

MLC GUC Trust 2015 (calendar year)

Administrative Costs Budget

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Projected Total 2015

Trust Monitor (FTI Consulting)	$305.0	$305.0	$230.0	$230.0	$1,070.0
Trust Administrator (Wilmington Trust)	515.0	515.0	515.0	515.0	2,060.0
Financial Reporting & Claims Resolution
Alix Partners	345.0	345.0	345.0	345.0	1,380.0
Lead Counsel (a)	85.0	85.0	85.0	85.0	340.0
ADR Legal Counsel	25.0	25.0	25.0	25.0	100.0

Subtotal estimate for Financial Reporting and Claims Resolution	455.0	455.0	455.0	455.0	1,820.0

Garden City Group	36.0	36.0	30.0	30.0	132.0
Trust Counsel (Gibson Dunn) (Wind Down)	150.0	150.0	150.0	150.0	600.0
Trust Counsel (Gibson Dunn) (Recall Matter) (b)	500.0	500.0	500.0	500.0	2,000.0

Trust Professionals	686.0	686.0	680.0	680.0	2,732.0

Accounting & Tax Advisors (c)	59.0	161.0	30.0	44.0	294.0
US Trustee (d)	10.4	10.4	10.4	10.4	41.6
Insurance Expense	0.0				0.0

Contingency	625.0	625.0	625.0	625.0	2,500.0

Total	$2,655.4	$2,757.4	$2,545.4	$2,559.4	$10,517.6

Projected cash available to carry over:					(2,186.1)

Estimated request to liquidate:					$8,331.5

(a)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

Weil, Gotshal & Manges LLP

Dickstein Shapiro LLP

(b)	Line item attributable solely to additional legal costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors Company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.
(c)	Accounting and Tax Advisor expenses include fees paid to and estimated for the following professionals:

Wilmington Trust (Investment Management Fee)

Plante Moran (External Auditor)

Rick Zablocki (Tax Advisor)

(d)	Line item previously denoted as “Rent & Facilities” in prior budgets.

EXHIBIT F

[2015 Reporting Costs Budget]

MLC GUC Trust 2015 (calendar year)

Reporting Costs Budget

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Projected Total 2015

Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	341.3	341.3	341.3	341.3	1,365.0

AlixPartners	105.0	105.0	105.0	105.0	420.0
Frazier & Deeter	68.8	68.8	68.8	68.8	275.0
Gibson Dunn	187.5	187.5	187.5	187.5	750.0
Watkins Meegan	19.4	60.3	4.8	80.1	164.6
Plante Moran	30.0	35.0	30.0	30.0	125.0
Crowell Moring	87.5	87.5	87.5	87.5	350.0

Trust Professionals	498.2	544.1	483.6	558.9	2,084.6

RR Donnelly	25.0	25.0	25.0	25.0	100.0

Total	$989.4	$1,035.3	$974.8	$1,050.1	$4,049.6

Projected cash available to carry over:					($888.6)

Estimated request to liquidate:					$3,161.0